UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2017 (October 19, 2017)

Owl Rock Capital Corporation II

(Exact name of registrant as specified in its charter)

Maryland	814-01219	47-5416332
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

245 Park Avenue 41St Floor New York, New York	10167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

The Board of Directors (the “Board”) of Owl Rock Capital Corporation II (the “Company”), previously authorized the Company, as borrower, to enter into a series of promissory notes (the “Promissory Notes”) with Owl Rock Capital Advisors LLC (the “Lender”), to borrow up to an aggregate of $10 million dollars on an unsecured basis. On October 19, 2017, the Board increased the approved amount to an aggregate of $15 million. As of October 19, 2017, no amount is outstanding pursuant to such Promissory Notes.

As of October 19, 2017, the interest rate on any borrowed amount would be the rate of interest for a LIBOR-Based Advance under the Loan and Security Agreement, dated as of February 22, 2017, as amended as of August 1, 2017 (as further amended or supplemented from time to time, the “Loan Agreement”), by and among the Lender, as borrower, and East West Bank. The unpaid principal balance of any Promissory Notes and accrued interest thereon is payable by the Company from time to time at the discretion of the Company but immediately due and payable upon 120 days written notice by the Lender, and in any event due and payable in full no later than January 15, 2018. The Company intends to use the borrowed funds to leverage its current investment portfolio and to make investments in portfolio companies consistent with its investment strategies.

The Company is externally managed by the Lender pursuant to an investment advisory agreement.

The Company may re-borrow any amount repaid; however, there is no funding commitment between the Lender and the Company. In accordance with the Loan Agreement, the interest rate on any such borrowing may be based on either the rate of interest for a LIBOR-Based Advance or the rate of interest for a Prime-Based Advance.

The foregoing description of the Promissory Note does not purport to be complete and it is qualified in its entirety by the full text of the Promissory Note, which was filed as Exhibit 10.7 to the Company’s Form 10-Q for the quarter ending June 30, 2017.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owl Rock Capital Corporation II
By:	/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Chief Operating Officer and Chief Financial Officer

October 20, 2017